BRAD B. HAYNES                                                   9005 Burton Way
CERTIFIED PUBLIC ACCOUNTANT                        Los Angeles, California 90048
                                                              Tel (310) 273-7417
                                                              Fax (310) 285-0865



                           CONSENT OF BRAD B. HAYNES
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



I consent to the incorporation by reference and use in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Integrated Communication Networks, Inc. for the year ended December 31,1999, of my financial statements of PhoneXchange, Inc. for the year ended December 31, 1998, report dated April 2, 1999, insofar as such report relates to the financial statements and schedules of PhoneXchange, Inc. for the year ended December 31, 1999.



/s/ Brad B. Haynes
Certified Public Accountant
Los Angeles, CA

Date: March 29, 2000